EXHIBIT 99.1

Apple Hospitality REIT Successfully Upsizes and Extends Primary Unsecured Credit Facility,

Enhancing Balance Sheet Strength and Flexibility

RICHMOND, Va. (July 27, 2022) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced that it successfully refinanced its primary unsecured credit facility, further enhancing the strength and flexibility of its balance sheet. The Company entered into an amendment and restatement of its existing unsecured $850 million credit facility (the “Credit Facility”) on July 25, 2022, increasing the total Credit Facility to approximately $1.2 billion and extending the Company’s staggered maturity schedule while achieving improved pricing terms across the total Credit Facility.

“We are pleased to further enhance the strength and financial flexibility of our balance sheet and bolster our already strong liquidity position by refinancing our primary Credit Facility,” commented Liz Perkins, Senior Vice President and Chief Financial Officer of Apple Hospitality REIT. “We greatly appreciate the support of our lenders and their continued confidence in our strategy and the underlying fundamentals of our business. Through the credit agreement amendment and restatement, we upsized our revolving credit facility and term loans, providing the Company with greater access to liquidity for strategic growth and the opportunity to further reduce our already conservative secured debt exposure. With the increased size, extended maturities and more attractive pricing of the amended facility, the Company is incredibly well positioned to enhance shareholder value in any macroeconomic environment.”

The Credit Facility is comprised of a term loan of $275 million with a maturity date of July 25, 2027; a term loan of up to $300 million with a maturity date of January 31, 2028, including $150 million available via a delayed draw option until 180 days from closing; and a revolving credit facility of $650 million with an initial maturity date of July 25, 2026, which may be extended up to one year subject to certain conditions. The updates under the total Credit Facility provide for additional capacity of $150 million under the term loans, additional capacity of $225 million under the revolving credit facility, an extension of the maturities of each of the loans under the total facility and improved pricing terms. The credit agreement includes an accordion feature in which the amount of the total Credit Facility may be increased from approximately $1.2 billion to $1.5 billion.

The terms of the amended and restated credit agreement are generally similar to the Company’s previous $850 million credit agreement. The amendment includes: a transition in reference rate from LIBOR to SOFR; a decrease in margin ranging from 1.35% to 2.25% over an adjusted SOFR rate, depending upon the Company’s leverage ratio, as calculated under the terms of the credit agreement; and the same unused fee on the revolving credit facility at a per annum fee of 0.20% or 0.25%, depending on usage.

At closing, the Company borrowed $475 million under the term loans and used the proceeds to repay the $425 million outstanding under the term loans of the previous credit facility and $50 million outstanding under the current revolving credit facility.

The Credit Facility was arranged by BofA Securities, Inc., KeyBanc Capital Markets, Wells Fargo Securities, LLC, and U.S. Bank National Association, as joint lead arrangers and joint bookrunners.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 219 hotels with more than 28,700 guest rooms located in 86 markets throughout 36 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 94 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.